   As filed with the Securities and Exchange Commission on November 8, 1996.
                                                  Registration No. 33-__________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ATC COMMUNICATIONS GROUP, INC.
           (Exact name of registrant as specified in its charter)


         DELAWARE                                               75-2050538
-------------------------                                   ----------------
 (State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                        5950 BERKSHIRE LANE, SUITE 1650
                              DALLAS, TEXAS  75225
                                 (214) 361-9870
      (Address, including zip code,  and telephone number, including area code, of Registrant's principal executive offices)

                               ---------------

                               Michael G. Santry
                             Chairman of the Board
                        5950 Berkshire Lane, Suite 1650
                              Dallas, Texas 75225
                                 (214) 361-9870

                     (Name, address, and telephone number,
                   including area code, of agent for service)

                               ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
TITLE OF EACH CLASS          AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
   OF SECURITIES              TO BE             OFFERING PRICE           AGGREGATE            REGISTRATION
 TO BE REGISTERED          REGISTERED            PER SHARE(1)        OFFERING PRICE(1)            FEE
-----------------------------------------------------------------------------------------------------------
   Common Stock,
  $.01 par value             875,000               $17.375(2)            $15,203,125(2)         $5,242.46
===========================================================================================================

(1)    Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the closing sales price per share of ATC Communications Group, Inc. on November 4, 1996, as reported by the Nasdaq National Market.
                               ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        ATC COMMUNICATIONS GROUP, INC.

                                875,000 SHARES
                                 COMMON STOCK

                               ---------------

       This Prospectus relates to an offering of up to 875,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of ATC Communications Group, Inc., a Delaware corporation (the "Company" or "ATC"), acquired pursuant to (a) that certain Stock Option Agreement for the option to purchase up to 225,000 shares of Common Stock dated December 21, 1994 granted by the Company to KERS & Company, a general partnership ("KERS"), and
(b) that certain Warrant for the purchase of Common Stock dated May 26, 1994 granted by the Company to Ladenburg Thalmann & Co., Inc. ("LTC") (KERS and LTC are collectively referred to herein as the "Selling Stockholders").

       The Common Stock being registered is being offered for the account of the Selling Stockholders. See "Selling Stockholders." The Company will not receive any proceeds from the sale of shares of Common Stock offered hereby. The shares may be offered in transactions on the Nasdaq(TM) National Market, in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

       The Common Stock is quoted on the Nasdaq National Market under the symbol "ATCT." The Shares of Common Stock offered hereby have been approved for listing on the Nasdaq National Market. On November 4, 1996 the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $17.375 per share.

                               ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE

                               ---------------

       No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to by, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                               ---------------

                The date of this Prospectus is November 8, 1996.

                             AVAILABLE INFORMATION

       The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the Nasdaq National Market under the symbol "ATCT." Reports, proxy statements, information statements and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding registrants, including the Company. The Commission's Web site address is http://www.sec.gov.

       The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

       The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                         ATC Communications Group, Inc.
                        5950 Berkshire Lane, Suite 1650
                              Dallas, Texas  75225
                                 (214) 361-9870
                               Attn:  Jerry Sims
                            Secretary and Controller

       The Company's (i) Annual Report on Form 10-K as amended by the Company for the fiscal year ended June 30, 1996, (ii) all reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the Form 10- K, and (iii) a description of the Common Stock contained in the Company's registration statement on Form 8-A, dated November 1985, including any amendment or reports filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

       All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

       ATC Communications Group, Inc. is a provider of outsourced telecommunications-based marketing, customer service and call center management services in the United States. Through its operating subsidiary, Advanced Telemarketing Corporation ("Advanced"), the Company designs, manages and conducts large-scale, complex telecommunications-based, inbound and outbound, marketing and customer services programs on an outsourced basis to a broad range of companies and organizations in a variety of industries.

       The Company offers clients call processing services featuring "live" operators to interact with clients' customers and prospects. The Company also manages call center facilities for clients under multi-year contracts that usually require the development of proprietary software systems. The Company does not engage in any form of outbound calling that uses computerized voice presentations or involves soliciting money, nor is it engaged in the "900" number business.

       The Company is a Delaware corporation formed in 1985. The Company's principle executive offices are located at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, and its telephone number is (214) 361-9870.

                                  RISK FACTORS

       A discussion of "Risk Factors" relating to the Company is located in the Company's 1996 Annual Report on Form 10-K, which is incorporated by reference in this Prospectus, under Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations, Outlook and Uncertainties.

                              SELLING STOCKHOLDERS

       The Selling Stockholders have informed the Company that they reasonably expect to sell the number of shares of Common Stock set forth in the following table within eighteen months after the date of this prospectus. The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by each Selling Stockholder immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the respective Selling Stockholder:

                                         Beneficial Ownership                  Beneficial Ownership
                                          Prior to Offering                      After Offering(1)
                               ----------------------------------------      -------------------------
                               Number of      Percent of      Shares to      Number of      Percent of
 Name of Beneficial Owner        Shares          Class        be Sold          Shares          Class
 ------------------------      ----------      ---------     ----------      ----------      ---------
 KERS & Company                 225,000          1.38%         225,000          -0-             -0-
 Ladenburg Thalmann & Co.,      650,000          3.88%         650,000          -0-             -0-
 Inc.

---------------
(1) Assumes all the shares of Common Stock that may be offered are sold.

                              PLAN OF DISTRIBUTION

       The sale of the Common Stock offered hereby may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the Nasdaq National Market, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

       In the event one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Stockholders. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

       Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-6.

       In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                USE OF PROCEEDS

       The Company will not receive any proceeds from the offering.

                                 LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas.

                                    EXPERTS

       The financial statements and financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                INDEMNIFICATION

       Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify directors, officers and controlling persons of the corporation who are parties to or are threatened to be made parties to actions, suits or proceedings, whether civil, criminal, administrative or investigative, by reason of such status. The Company's Certificate of Incorporation provides that the Company shall indemnify directors, officers and employees to the full extent permitted by Section 145, and the Company's bylaws similarly provide for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant under Delaware law, the Company's Certificate of Incorporation or bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    PART II


Item 14.      Other Expenses of Issuance and Distribution.

              Registration fee                                          $5,242*
              Accounting fees and expenses                               1,500*
              Legal fees and expenses                                    5,000*
              Blue Sky fees and expenses (including counsel fees)        1,000*
              Miscellaneous expenses                                       258*
                                                                       --------
                  Total                                                $13,000

---------------
*  Estimated

All of the above expenses will be paid by the Company.

Item 15.      Indemnification of Directors and Officers.

       The Company's Certificate of Incorporation provides that the Company shall indemnify any director, officer or employee, or former director, officer or employee, of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by Section 145 of the General Delaware Corporation Law (the "GDCL"). GDCL
Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, agent or employee of the Company or who serves or served at the Company's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company or corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

       The Company's Bylaws further provide that a determination of the minimum standard required for indemnification may be made by either (a) a majority of the directors of the Company (whether or not a quorum) who were not parties to the action, (b) independent legal counsel in a written opinion, or (c) the Company's stockholders. The Company may advance expenses to the potential indemnitee only if the Company's Board of Directors so authorizes and if the potential indemnitee undertakes in writing to repay the expenses if it is subsequently determined that he is not entitled to indemnification. The indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.      Exhibits.

       The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

Item 17.      Undertakings.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)    To include any prospectus required by
                     Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 6, 1996.


                                           ATC COMMUNICATIONS GROUP, INC.



                                           By:    /s/ Arthur Chavoya
                                                ------------------------------
                                                  Arthur Chavoya
                                                  President, Chief Executive
                                                  Officer and Director



                                           By:    /s/ Michael G. Santry
                                                ------------------------------
                                                  Michael G. Santry
                                                  Chairman of the Board



                                           By:    /s/ Jerry L. Sims, Jr.
                                                ------------------------------
                                                  Jerry L. Sims, Jr.
                                                  Chief Financial Officer,
                                                  Secretary and Director

                               POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints Arthur Chavoya and Michael G. Santry his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                            Date
      ---------                                            ----
/s/ Arthur Chavoya                                    November 6, 1996
------------------------------
Arthur Chavoya
President, Chief Executive Officer and Director


/s/ Michael G. Santry                                 November 6, 1996
------------------------------
Michael G. Santry
Chairman of the Board


/s/ Jerry L. Sims, Jr.                                November 6, 1996
------------------------------
Jerry L. Sims, Jr.
Chief Financial Officer, Secretary and Director


/s/ Patrick V. Stark                                  November 6, 1996
------------------------------
Patrick V. Stark
Director


/s/ Thomas Bijou                                      November 6, 1996
------------------------------
Thomas Bijou
Director

/s/ J. Michael Allred                                 November 6, 1996
------------------------------
J. Michael Allred
Director


/s/ J. Frank Mermoud                                  November 6, 1996
------------------------------
J. Frank Mermoud
Director


/s/ Darryl Pounds                                     November 6, 1996
------------------------------
Darryl Pounds
Director


/s/ David Malcolm                                     November 6, 1996
------------------------------
David Malcolm
Director

                               INDEX TO EXHIBITS


   Exhibit
   Number                        Description of Exhibits
   ------                         -----------------------
      4.1   Specimen of Share Certificate of Company's Common Stock.
            (Incorporated by reference from Company's Annual Report on Form
            10-K for the year ended June 30, 1994)

      4.2 Form of Series B Preferred Stock, as amended. (Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1994)

      4.3 ATC Communications Group, Inc. Series C Preferred Stock certificate issued to Codinvest Limited with attached designations.
            (Incorporated by reference from the Company's Current Report on Form 8-K dated June 16, 1994)

     *5.1   Opinion of Hughes & Luce, L.L.P.

    *23.1   Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)

    *23.2   Consent of Price Waterhouse LLP

    *24.1   Power of Attorney (included in Part II of this Registration
            Statement)

    *99.1 Stock Option Agreement dated December 21, 1994 between the Company and KERS & Company

    *99.2   ATC Communications Group, Inc. Common Stock Purchase Warrant dated
            May 26, 1994 granted to Ladenburg Thalmann & Co., Inc.

---------------
*Filed Herewith.